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                                                                   Exhibit 10.10

                              EXECUTIVE AGREEMENT


    THIS EXECUTIVE AGREEMENT is dated and effective as of August 1, 1995 and is between The Cornerstone Investments Group, Inc. a Delaware corporation (the "Company") and Mark Fasold (the "Executive").

    1.    Duties. The Company hereby employs the Executive and the Executive
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hereby accepts employment by the Company as a Senior Officer of the Company,
with such titles and duties as shall be mutually agreed upon from time to time. Executive shall also be designated a Partner of affiliated Partnerships or limited liability entities arising out of any reorganization of the Company. Executive shall perform such other duties consistent with his position as a Senior Executive Officer as shall be specified from time to time by the Board of Directors.

    2.    Term. Subject to the provisions for termination contained herein, the
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term of this Agreement commences on the effective date hereof (the "Effective
Date") and ends on July 31, 2000. At any time the companies hereto may agree in writing to extend the term of this Agreement.

    3.    Compensation: Benefits.
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          (a) Salary/Bonus. For the term of his employment under this Agreement,
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the Company shall pay to the Executive an annual salary of no less than $150,000 per year, payable in equal installments, in advance ("Base Salary"). The Base Salary shall be increased cumulatively on an annual basis on December 31 of each year in accordance with the increases in the "Consumer Price Index-Urban Wage Earners and Clerical Workers-All Items" for Boston, Massachusetts as compared to the prior calendar year. In addition to the Base Salary described above, the Executive shall receive a bonus equal to but not less than ten (10%) percent of Executive's Base Salary or portion thereof payable at the end of each fiscal year of the Company.

          (b) Benefits. The Company shall provide the Executive with the
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following benefits during the term of this Agreement:

              (i) An aggregate of four (4) weeks of paid vacation each year, provided that the Company shall have the right to set policies from time to time on how vacation may be utilized.

              (ii) Health, dental, accident disability and life insurance coverage under such policies or plans as the Company may adopt provided that Executive shall receive life insurance in the amount of not less than the current annual salary of Executive; and provided further that Executive shall receive not less insurance benefits than are provided to other senior executive employees of the Company or its operating subsidiaries, from time to time.
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              (iii) Such other benefits and/or insurance as are made generally available to the other senior executive employees of the Company or its operating subsidiaries, from time to time, including reimbursement for continuing professional certification and education, including certified public accountancy.

              (iv) If the benefits described in 3(b)(i), (ii) and (iii) above are not equivalent to Executive's employment benefits from his preceding employer (prior to joining the Company or its affiliates), the Base Salary (but not annual bonus) will be increased by up to 10% to cover any possible deficits in such benefits.

    4.    Termination.
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          (a) Death. Death of the Executive shall terminate his employment with
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the Company. After the death of the Executive, the Executive's estate or other successors in interest shall be entitled to receive any compensation and benefits earned or accrued to Executive to the date of his death, whether pursuant to this Agreement or otherwise; provided Executive's estate shall receive an Estate Allowance equal to three (3) months salary for burial and other costs associated with Executive's death.

          (b) Incapacity.  If, during the term of this Agreement, the Executive
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is prevented from performing substantially all of his duties hereunder by reason of illness, physical or mental disability or other incapacity (collectively, "Incapacity") for a continuous period of one hundred and twenty (120) days, the Executive shall provide the Company with the written opinion of the Executive's health care provider with respect to the capacity or incapacity of the Executive under the terms of this Agreement. If such opinion confirms the incapacity of the Executive, the Company may upon at least thirty (30) days' written notice to the Executive terminate the Executive's employment. In the event that the Company has reasonable cause to doubt the written opinion of the Executives's health care provider, or has failed to receive any such opinion, then the Company may require, at its expense, that the Executive obtain the written opinion of a health care provider reasonably acceptable to the Company. If any opinion is uncontested, or if the two (2) opinions express substantially similar conclusions, the opinion or opinions shall be deemed conclusive for purposes of this Agreement. Otherwise, a third opinion may be obtained from a health care provider acceptable to both earlier health care providers, and such third opinion shall be conclusive under this Agreement. In the event of termination due to Incapacity, the Executive shall be entitled to any applicable insurance benefits provided by the Company and, during only the first year of such Incapacity, that portion of the Executive's Base Salary which, when added to the payments from such applicable disability or similar such insurance benefits, shall equal the Executive's annual Base Salary, as adjusted for accrued and unpaid bonus and as adjusted under Section 3(a) and 3(c)(iv) above, if applicable for such year. The Executive shall not be entitled to receive any further compensation or benefits hereunder, except compensation earned or accrued to the date of termination, whether pursuant to this Agreement or otherwise, and other benefits as required by law. For purposes hereof, a continuous period of Incapacity shall be deemed interrupted when the Executive returns to substantially full-time work for a continuous period of at least thirty (30) days.

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          (c) Special Termination Provisions.
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              (i)  Other than as set forth elsewhere in this Section 4, during the term of this Agreement, the Executive's employment may be terminated only for Cause (as defined herein) as voted by two-thirds of all elected or appointed members of the Board of Directors of the Company, excluding the Executive (if he should so serve at such time). Only the following acts of omissions by the Executive shall be deemed to constitute "Cause": (A) deliberate dishonesty detrimental to the best interests of the Company; (B) willful and substantial disloyalty involving conflict of interest or self-dealing to the Company; and
(C) substantial and continuing willful failure to perform his duties and responsibilities as described herein, provided, however, in the case of (B) and
(C) above only if such alleged conduct remains uncured for thirty (30) days following receipt of written notice thereof from the Company.

              (ii) Notwithstanding the foregoing, by vote of two-thirds of all elected or appointed members of the Board of Directors of the Company (excluding the Executive, if he should so serve at such time), the Executive's engagement may be terminated at any time without Cause, but (A) in the event such termination occurs after September 10, 1997, the Executive shall receive a single payment (less applicable withholding for taxes and other similar items) concurrent with such termination, equal to one and one-half times the higher of:
(i) the aggregate of the Executive's Base Salary as adjusted under Section 3(a), benefits and bonuses due and payable under this Agreement during the current calendar year, and (ii) the aggregate compensation, benefits and bonuses actually received by the Executive during the preceding calendar year, or (B) in the event such termination occurs on or before September 10, 1997, the Executive shall receive a single payment (less applicable withholding for taxes and similar such items) concurrent with such termination equal to the greater of:
(i) the balance of the aggregate Executive's Base Salary, benefits and bonuses which would be due and payable to Employee under this Agreement for the period beginning on the date of termination and ending on September 10, 1997, or (ii) the amount payable under Section 4(c)(ii)(A) above; provided that in connection with the calculation under Section 4(c)(ii)(A) above, if no "preceding calendar year" exists; no such calculation shall be made.

     5.   Indemnification. During and after the term of this Agreement, the
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Company will indemnify the Executive against all claims brought against him which arise in the course of his employment by the Company pursuant to this Agreement (except for claims which arise under this Agreement), including all costs, expenses and legal fees incurred by Executive in connection with such claims, to the maximum extent permitted under the corporate laws of the State of Delaware. This Section 5 shall survive termination of the Agreement and termination of the Executive's engagement, except a termination for cause based upon the same, or substantially the same, facts as those based on which the claim against the Executive is made for which he seeks indemnification. Notwithstanding anything herein to the contrary, in the event of a willful breach of a material provision of this Agreement, the breaching party shall pay reasonable attorneys' fees, court costs (including, without limitation, all such fees, costs, and expenses incident to appeals) of the non-breaching party, incurred in any legal action or other proceeding brought for the enforcement of this Agreement. In the event that the directors or stockholders

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act, vote, or otherwise cause the Company to willfully breach a material provision of this Agreement, Executive may, at his option, deem himself to have been terminated without cause as set forth in Section 4(c)(ii) in lieu of all other damages and remedies available at law, in equity, or otherwise.

     6.   Stockholder's Agreement. The Executive agrees to execute substantially
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the same form of Stockholder's Agreement to apply to all stock in the Company held by him, as is executed by other Senior Executives of the Company.

     7.   Expenses. The Executive shall be entitled to receive prompt
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reimbursement by the Company for all reasonable expenses incurred by Executive in the performance of his duties hereunder, provided that the Executive properly accounts therefor in accordance with the Company's then-existing policies and procedures.

     8.   Notices. All notices and other communications required or desired to
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be given under the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or two days after deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid and addressed as follows:

     To the Company:     The Cornerstone Investments Group, Inc.
                         50 Rowes Wharf, Suite 420
                         Boston, MA 02110
                         Attention: President

     With a Copy to:     Nicolas A. Kensington, Esq.
                         Rich, May, Bilodeau & Flaherty, P.C.
                         294 Washington Street
                         Boston, MA 02108-4675

     To the Executive:   Mark Fasold
                         370 Route 85
                         Raymond, Maine 04071

or such other address as either party may from time to time notify the other party as provided herein.

     9.   Waiver of Breach. The waiver by either party of a breach of any
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provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

     10.  Entire Agreement: Amendment. This instrument contains the entire
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agreement between the parties with respect to the subject matter addressed herein and all prior discussions, understandings, negotiations and agreements are merged herein. This Agreement may not be changed orally but only by an agreement in writing signed by all of the parties hereto.

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     11.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the internal laws (but not choice of law) of the Commonwealth of
Massachusetts, and shall be enforced only in courts located in the Commonwealth of Massachusetts. The parties hereby agree that such courts shall have venue and exclusive subject matter and personal jurisdiction, and consent to service of process by registered mail, return receipt requested, or by any other manner provided by law.

     12.  Illegality. In case any one or more of the provisions of this
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Agreement should be adjudicated invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     13.  Counterparts. This Agreement may be executed in several counterparts,
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each of which shall be deemed to be an original and all of which, when taken together, shall constitute one instrument.

     14.  Arbitration. In the event that any dispute should arise between the
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parties hereto as to the validity of this Agreement or as to the construction, enforcement or performance of this Agreement, such dispute, subject to the provisions of this paragraph 14, shall be settled by arbitration before a single arbitrator selected by the Boston office of the American Arbitration Association, and conducted at Boston, Massachusetts, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding on all parties thereto, and judgment upon any award entered in such proceeding may be entered in any court having jurisdiction thereof. If determined by the arbitrator to be appropriate, the unsuccessful party to such arbitration shall pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein by such successful party and such costs, expenses and attorneys' fees shall be included in and as part of such judgment or award. The determination of the arbitrator shall be conclusive on the matter of which party is successful for purposes hereof

     15.  Noncompetition and Nondisclosure. The Executive agrees that as a
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condition of his employment he will execute simultaneously herewith and be bound by the terms of a Noncompetition and Nondisclosure Agreement (the "Nondisclosure Agreement") in the form set forth as Exhibit A hereto, the terms of which are incorporated herein by reference.

     16.  Binding Effect. All of the terms and provisions of this Agreement,
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whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assigns. Notwithstanding the foregoing, this Agreement is personal to the Executive, and he may not assign any of his rights or obligations hereunder.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

                              The Cornerstone Investments Group, Inc.


                              By: /s/ Donald J. Steiner
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                                  Donald J. Steiner, Executive Officer
                                  and Managing Director


                              Executive: /s/ Mark Fasold
                                        -----------------------------
                                          Mark Fasold

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